Exhibit 99.1

Execution Version

FIFTH AMENDED AND RESTATED SUPPLEMENTAL CONFIRMATION NO. 2

Date:	May 22, 2024

To:	QH Hungary Holdings Limited

BAH Center | 2 Furj street, Building B, Ground fl.

1124 Budapest, Hungary

Attn: Balazs Horvath Dr

T: +36 1 646 4638

Email: balazs.horvath@bekespartners.com, rozsa.juci@gmail.com

From:	Citibank, N.A.
Fax No.:	212-615-8985

Reference Number:	To be advised.

The purpose of this Fifth Amended and Restated Supplemental Confirmation, dated May 22, 2024, between Citibank, N.A. (“Dealer”) and QH Hungary Holdings Limited (“Counterparty”) (this “Fifth Amended and Restated Supplemental Confirmation”) is to amend and restate the terms and conditions of the Transaction (i) originally entered into between Dealer and Counterparty on May 26, 2020, evidenced by the Supplemental Confirmation, dated May 26, 2020, (ii) subsequently amended and restated in its entirety by the Amended and Restated Supplemental Confirmation, dated March 9, 2021, entered into between Dealer and Counterparty, (iii) further amended and restated in its entirety by the Second Amended and Restated Supplemental Confirmation, dated November 24, 2021, entered into between Dealer and Counterparty, (iv) further amended and restated in its entirety by the Third Amended and Restated Supplemental Confirmation, dated August 10, 2022, entered into between Dealer and Counterparty, and (v) further amended and restated in its entirety by the Fourth Amended and Restated Supplemental Confirmation, dated March 6, 2023, entered into between Dealer and Counterparty, subject to the Master Confirmation specified below. Each party repeats to the other party the representations and warranties set forth in the Master Confirmation and in the Agreement (as defined in the Master Confirmation) (as if the Fifth Amendment and Restatement Date were the Trade Date, the date the parties entered into a Transaction and the date of the Master Confirmation). This Fifth Amended and Restated Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the Second Amendment and Restatement Date for the Transaction referenced below.

1.            This Fifth Amended and Restated Supplemental Confirmation supplements, forms part of, and is subject to the Master Terms and Conditions for Prepaid Variable Share Forward Transactions dated as of May 19, 2020 between Dealer and Counterparty (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Fifth Amended and Restated Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2.            The terms of the Transaction to which this Fifth Amended and Restated Supplemental Confirmation relates are as follows:

Trade Date:	May 26, 2020
Fifth Amendment and Restatement Date:	May 22, 2024
Prepayment Amount:	USD 23,825,731.45
Prepayment Date:	The first Currency Business Day on which all of the conditions specified in Section 4 of the Master Confirmation are satisfied or waived by Dealer and Counterparty satisfied its obligations under Section 6(d) of the Master Confirmation; provided that, if such conditions are first all satisfied or waived after 3:00 p.m., New York time, on a Currency Business Day, the Prepayment Date shall be the next following Currency Business Day.
Fifth Amendment Payment Amount:	USD 729,309.61. Counterparty agrees to pay Dealer the Fifth Amendment Payment Amount on the Fifth Amendment Payment Date.
Fifth Amendment Payment Date:	The first Currency Business Day following the Fifth Amendment and Restatement Date.
Tranche 1 Initial Share Price:	USD 199.7500
Fifth Amendment Reference Price:	USD 186.3683
Tranche 1 Forward Floor Price:	USD 199.7500
Tranche 2 Forward Floor Price:	USD 186.3683
Tranche 1 Forward Cap Price:	USD 219.7250
Tranche 2 Forward Cap Price:	USD 292.5982
Tranche 1 Final Disruption Date:	February 21, 2025
Tranche 2 Final Disruption Date:	August 18, 2026
Tranche 1 Contractual Dividend:	USD 0.435 per quarter
Tranche 2 Contractual Dividend:	USD 0.455 per quarter

For each Tranche and Component of the Transaction, the Number of Shares and the Scheduled Valuation Date are as set forth below.

TRANCHE 1

Component Number	Number of Shares	Scheduled Valuation Date
1	1,750	11/25/2024
2	1,750	11/26/2024
3	1,750	11/27/2024
4	1,750	12/2/2024
5	1,750	12/3/2024
6	1,750	12/4/2024
7	1,750	12/5/2024
8	1,750	12/6/2024
9	1,750	12/9/2024
10	1,750	12/10/2024
11	1,750	12/11/2024
12	1,750	12/12/2024
13	1,750	12/13/2024
14	1,750	12/16/2024
15	1,750	12/17/2024
16	1,750	12/18/2024
17	1,750	12/19/2024
18	1,750	12/20/2024
19	1,750	12/23/2024
20	1,750	12/26/2024
21	1,750	12/27/2024
22	1,750	12/30/2024
23	1,750	12/31/2024
24	1,750	1/2/2025
25	1,750	1/3/2025
26	1,750	1/6/2025
27	1,750	1/7/2025
28	1,750	1/8/2025
29	1,750	1/9/2025
30	1,750	1/10/2025
31	1,750	1/13/2025
32	1,750	1/14/2025
33	1,750	1/15/2025
34	1,750	1/16/2025
35	1,750	1/17/2025
36	1,750	1/21/2025
37	1,750	1/22/2025
38	1,750	1/23/2025
39	1,750	1/24/2025
40	1,750	1/27/2025
41	1,750	1/28/2025
42	1,750	1/29/2025
43	1,750	1/30/2025
44	1,750	1/31/2025
45	1,750	2/3/2025
46	1,750	2/4/2025
47	1,750	2/5/2025
48	1,750	2/6/2025
49	1,750	2/7/2025
50	1,750	2/10/2025

TRANCHE 2

Component Number	Number of Shares	Scheduled Valuation Date
1	350	5/27/2026
2	350	5/28/2026
3	350	5/29/2026
4	350	6/1/2026
5	350	6/2/2026
6	350	6/3/2026
7	350	6/4/2026
8	350	6/5/2026
9	350	6/8/2026
10	350	6/9/2026
11	350	6/10/2026
12	350	6/11/2026
13	350	6/12/2026
14	350	6/15/2026
15	350	6/16/2026
16	350	6/17/2026
17	350	6/18/2026
18	350	6/22/2026
19	350	6/23/2026
20	350	6/24/2026
21	350	6/25/2026
22	350	6/26/2026
23	350	6/29/2026
24	350	6/30/2026
25	350	7/1/2026
26	350	7/2/2026
27	350	7/6/2026
28	350	7/7/2026
29	350	7/8/2026
30	350	7/9/2026
31	350	7/10/2026
32	350	7/13/2026
33	350	7/14/2026
34	350	7/15/2026
35	350	7/16/2026
36	350	7/17/2026
37	350	7/20/2026
38	350	7/21/2026
39	350	7/22/2026
40	350	7/23/2026
41	350	7/24/2026
42	350	7/27/2026
43	350	7/28/2026
44	350	7/29/2026
45	350	7/30/2026
46	350	7/31/2026
47	350	8/3/2026
48	350	8/4/2026
49	351	8/5/2026
50	351	8/6/2026

Dealer represents, warrants and covenants to Counterparty that any and all sales of Shares in connection with establishing Dealer’s initial Hedge Positions with respect to the Original Transaction have been made in compliance with and in accordance with the manner-of-sale conditions described in Rule 144(f) and (g) under the Securities Act (as interpreted by the Interpretive Letters).

3.            Section 9(c)(vii) of the Master Confirmation is hereby amended by replacing the words “Section 11” with the words “Section 13(c)”.

4.            The Transaction shall be divided into two individual Tranches, and each Tranche shall be divided into the number of Components set forth above, each with the terms set forth in the Master Confirmation and this Supplemental Confirmation; provided that for the purposes of “Settlement Terms” under the Master Confirmation, each reference to “Transaction” therein shall be deemed to mean “Tranche”.

Counterparty hereby agrees (a) to check this Fifth Amended and Restated Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Fifth Amended and Restated Supplemental Confirmation relates by manually signing this Fifth Amended and Restated Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to us.

Yours sincerely,

CITIBANK, N.A.

By:	/s/ Eric Natelson
Authorized Representative

Confirmed as of the date first above written:

QH HUNGARY HOLDINGS LIMITED

By:	/s/ Michael Kelleher
Name: Michael Kelleher
Title: Managing Director

[Signature Page to 5th A&R Supplemental Confirmation No. 2 (Citi)]